Exhibit 24.1

TRUIST FINANCIAL CORPORATION

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kelly S. King, William H. Rogers, Jr., Daryl N. Bible and Ellen M. Fitzsimmons, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 relating to the issuance of additional shares of the Company’s Common Stock in connection with the Direct Stock Purchase and Dividend Reinvestment Plan of Truist Financial Corporation (the “Registration Statement”), and to file the same with the Securities and Exchange Commission, with all exhibits thereto and other documents in connection therewith and any and all amendments, including post-effective amendments, to the Registration Statement (and to file any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to the Registration Statement), making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

Signature	Title	Date

/s/ Kelly S. King Kelly S. King	Chairman of Board and Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2020

— Daryl N. Bible	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 23, 2020

— Cynthia B. Powell	Executive Vice President and Corporate Controller (Principal Accounting Officer)	June 23, 2020

/s/ Jennifer S. Banner Jennifer S. Banner	Director	June 23, 2020

/s/ K. David Boyer, Jr. K. David Boyer, Jr.	Director	June 23, 2020

/s/ Agnes Bundy Scanlan Agnes Bundy Scanlan	Director	June 23, 2020

/s/ Anna R. Cablik Anna R. Cablik	Director	June 23, 2020

/s/ Dallas S. Clement Dallas S. Clement	Director	June 23, 2020

/s/ Paul D. Donahue Paul D. Donahue	Director	June 23, 2020

/s/ Paul R. Garcia Paul R. Garcia	Director	June 23, 2020

/s/ Patrick C. Graney III Patrick C. Graney III	Director	June 23, 2020

/s/ Linnie M. Haynesworth Linnie M. Haynesworth	Director	June 23, 2020

/s/ Easter A. Maynard Easter A. Maynard	Director	June 23, 2020

/s/ Donna S. Morea Donna S. Morea	Director	June 23, 2020

/s/ Charles A. Patton Charles A. Patton	Director	June 23, 2020

/s/ Nido R. Qubein Nido R. Qubein	Director	June 23, 2020

/s/ David M. Ratcliffe David M. Ratcliffe	Director	June 23, 2020

/s/ William H. Rogers William H. Rogers	Director	June 23, 2020

/s/ Frank P. Scruggs Frank P. Scruggs	Director	June 23, 2020

/s/ Christine Sears Christine Sears	Director	June 23, 2020

/s/ Thomas E. Skains Thomas E. Skains	Director	June 23, 2020

/s/ Bruce L. Tanner Bruce L. Tanner	Director	June 23, 2020

/s/ Thomas N. Thomson Thomas N. Thomson	Director	June 23, 2020

/s/ Steven C. Voorhees Steven C. Voorhees	Director	June 23, 2020